UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 26, 2007

HOOKER FURNITURE CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	000-25349	54-0251350
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

440 East Commonwealth Boulevard, Martinsville, Virginia	24112	(276) 632-0459
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS.

On January 29, 2007, Hooker Furniture Corporation (“Hooker” or the “Company”) announced that it terminated the Company’s Employee Stock Ownership Plan (the “ESOP”) effective January 26, 2007.

The termination will result in a $18.4 million, one-time, non-cash, non-tax deductible charge to earnings in January 2007. Going forward, Hooker expects that elimination of the ESOP compensation expense will yield significant annual cost savings. Annual ESOP compensation expense has averaged $3.4 million for 2004 through 2006, and the Company believes the annual compensation expense for 2007 and beyond could have been substantially higher.

The Company’s decision to discontinue the ESOP was primarily based on the fundamental change in the Company’s business model over recent years. In 2000, the ESOP became the largest single shareholder of the Company when it purchased, using a loan from the Company, 3.6 million shares (split adjusted) of Company common stock in a public tender offer. Since then, the Company has evolved from being a domestic wood furniture manufacturer to a home furnishings marketing and logistics company with world-wide sourcing capabilities. During this period, the Company’s workforce has declined from over 2,000 to approximately 1,000. In addition, on January 17, 2007, Hooker announced that it plans to close its last wood furniture manufacturing facility, located in Martinsville, Va., which the Company expects will result in a further reduction of it workforce by approximately 280 employees.

As a percentage of payroll cost, annual ESOP expense has averaged 7.5% from 2004 through 2006. The Company has been making the minimum contributions to the ESOP required under the ESOP loan during this period and would have been required to make a larger “catch up” contribution under the terms of the ESOP loan in 2007. This would have resulted in a much larger allocation of common stock to ESOP participants, and consequently substantially higher ESOP compensation cost, than experienced during the 2004 to 2006 time period. Additionally, the Company believes that annual ESOP compensation cost subsequent to 2007 would have been comparable to the annual costs incurred in the 2004-2006 period. However, given expected employment levels following the Martinsville plant closing, the Company projects that ESOP expense as a percentage of payroll costs would have increased substantially in future years compared to the 7.5% experienced during the past three years.

As a result of the ESOP termination, previously unallocated shares of Company common stock held by the ESOP will be allocated to eligible participants, including those employed at the Martinsville plant scheduled to close in late March. Under the terms of the ESOP, a participant’s ESOP account balance will be rolled over to the Company’s 401(k) plan, unless the participant otherwise elects to have all or part of the account balance distributed to him or her or rolled over to an individual retirement account or another employer’s retirement plan.

The one-time, non-cash, non-tax deductible $18.4 million charge to earnings related to termination of the ESOP reflects the pending allocation to participants’ accounts of approximately 1.2 million shares of Company common stock held in the ESOP. The Company will record this charge in January 2007, during the Company’s two-month transition period. As previously announced, this transition period results from the change to a January year-end from the Company’s current November 30 year-end. The first full year under the new fiscal calendar will begin January 29, 2007 and end February 3, 2008 (fiscal 2008).

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In order to mitigate the dilutive effect of the ESOP termination, the Company did not make a cash contribution to the ESOP to enable the ESOP to repay the Company’s loan to the ESOP. Accordingly, the Company will not receive a deduction in its income tax return. Instead, to effect the termination of the ESOP, the Company redeemed and retired approximately 1.2 million of the shares of Company common stock held by the ESOP, with proceeds to the ESOP of $17.2 million (or $15.01 per share). The ESOP used the proceeds to repay the outstanding balance on the ESOP loan. Since 2000, and prior to termination, the ESOP had allocated approximately 1.2 million shares to participants. As noted above, the previously unallocated shares remaining in the ESOP after the redemption will be available for allocation to eligible participants and will result in a corresponding increase in shareholders’ equity.

Under applicable accounting rules, shares of Company common stock held by the ESOP are not included in the calculation of basic or diluted earnings per share until the shares are available to be allocated to ESOP participants. As a result, the release of the remaining shares in connection with the termination of the ESOP will be dilutive to earnings per share. However, the Company expects that this dilution will be offset by the annual cost savings beginning in fiscal 2008 resulting from elimination of the annual ESOP compensation expense.

The shares to be allocated to plan participants as a result of the ESOP termination will not be transferred to the Company’s 401(k) plan or otherwise distributed to plan participants until the Company receives a favorable determination from the Internal Revenue Service regarding the qualified status of the ESOP.

A copy of the Company’s press release making the announcement is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Statements made in this report, other than those concerning historical information, may be considered forward-looking statements. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, including but not limited to: determinations by the Internal Revenue Service or other regulatory authorities related to the ESOP termination; domestic and international competition in the furniture industry; general economic or business conditions, both domestically and internationally; the cyclical nature of the furniture industry; achieving and managing growth and change and the risks associated with acquisitions, restructurings, strategic alliances and international operations; supply, transportation and distribution disruptions or delays affecting imported and domestically manufactured products; adverse political acts or developments in, or affecting, the international markets from which the Company imports products, including duties or tariffs imposed on products imported by the Company; changes in domestic and international monetary policies and fluctuations in foreign currency exchange rates affecting the price of the Company’s imported products; risks associated with distribution through retailers, such as non-binding dealership arrangements; risks associated with manufacturing operations, such as fluctuations in the price of key raw materials, including lumber and leather, and environmental matters; and capital requirements and costs.

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ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed as a part of this report:

Exhibit	Description
99.1	Press Release dated January 29, 2007

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOOKER FURNITURE CORPORATION

By:	/s/ R. Gary Armbrister
R. Gary Armbrister
Chief Accounting Officer

Date: January 29, 2007

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EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated January 29, 2007